Exhibit T3B.4

These are the Articles of Association marked for Identification by Loretta Anne Reynolds and laid before the Extraordinary General Meeting of Shareholders held 28th day of December 1994

/s/ L A Reynolds
L A Reynolds (Solicitor)

Chairman of Meeting

ARTICLES OF ASSOCIATION

OF

LONGYEAR (AUSTRALIA) PTY LID

THE CORPORATIONS LAW

ARTICLES OF ASSOCIATION

of

LONGYEAR (AUSTRALIA) PTY LTD

TABLE A NOT TO APPLY

1.	The Regulations contained in Table A Schedule 1 to the Law as hereinafter defined shall not apply to this Company but instead thereof the following shall be the Articles of Association.

INTERPRETATION

2.	The following shall have the meanings respectively assigned to them unless there be something in the subject or context inconsistent therewith:

2.1	“Branch Office” means any office at which a branch register is kept.

2.2	“call” includes instalment of a call and any amount due on allotment of any share.

2.3	“capital” means share capital.

2.4	“company” includes a corporation wheresoever incorporated or domiciled and “corporation” includes a company wheresoever incorporated or resident.

2.5	“Director” means a Director for the time being of the Company and includes any Alternate Director or Associate Director duly acting as such.

2.6	“dividend” means bonus as well as dividend.

2.7	“in writing” and “written” includes words handwritten printed typed 11 thographed represented or reproduced in any mode in a visible form.

2.8	“Member” means a member of the Company in accordance with the provisions of the Law.

2.9	“Register” means the Register of Members of the Company to be kept pursuant to the Law.

2.10	“Secretary” means any person appointed to perform the duties of a Secretary of the Company and includes any person appointed to perform the duties of Secretary temporarily and where more than one Secretary has been appointed means any one of such Secretaries.

2.11	“the Board” means the Directors for the time being of the Company or such one or more of them as has or have authority to act for the Company.

2.12	“the Law” means the Corporations Law or any statute operating with or in lieu thereof.

2.13	“the Company” means the abovenamed Company.

2.14	“these Articles” means these Articles of Association as altered or added to from time to time and any reference to an Article by number is a reference to the Article of that number in these Articles.

2.15	“year” means calendar year.

2.16	A reference to the Law or any section thereof shall be read as though the words “or any statutory modification thereof or any statutory provision substituted therefor” were added to such reference.

2.17	An expression used or defined in the Law has the same meaning in these Articles provided that an expression used in a particular Part or Division of the Law that is given by that Part or Division a special meaning for the purposes of that Part or Division has in any of these Articles that deals with the matter dealt with by that Part or Division unless the contrary intention appears the same meaning as in that Part or Division.

2.18	Words importing the singular number include the plural number and vice versa and words importing the masculine gender includes all other genders and words importing persons shall include partnerships associations corporations and companies unincorporated and incorporated by Act of Parliament or registration.

2.19	Headings shall not affect the construction of these Articles.

PROPRIETARY COMPANY

3.	The Company is a proprietary company and accordingly:

3.1	The right to transfer shares in the capital of the Company is restricted in manner provided in these Articles;

3.2	The number of Members of the Company (counting the joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary (if any) or any person who while previously in the employment of the Company or of its subsidiary (if any) was and thereafter has continued to be a Member of the Company) is limited to not more than fifty;

3.3	Any invitation to the public to subscribe for and any offer to the public to accept subscriptions for any shares in or debentures of the Company is hereby prohibited; and

3.4	Any invitation to the public to deposit money with and any offer to the public to accept deposits of money with the Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

BUSINESS

4.	Any branch or Kind of business which is authorised to be undertaken by the Company may be undertaken by the Company at such time or times as the Company shall think fit and further may be suffered by the Company to be in abeyance whether such branch or kind of business may have been actually commenced or not so long as the Company may deem it expedient not to commence or proceed with such branch or kind of business.

AUTHORISED SHARE CAPITAL

5.	The capital of the Company is $10,000,000 divided into 10,000,000 shares of $1.00 each of which those numbered 1 to 10,000,000 inclusive shall be ordinary shares with power in the Board from time to time to re-classify the whole or any portion of the same in any manner the Board may determine.

SHARE ISSUES

6.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Law shares in the Company may be issued with such preferred deferred or other special rights or such restrictions whether in regard to dividend voting return of capital or otherwise as the Board may determine. All shares shall be held for issue to such person or persons as shall be selected by the Board at such time or times and subject to such conditions as may be determined at the time of issue by the Board. Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the creation and issue of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments transfer and transmissions forfeiture lien surrender and otherwise.

PREFERENCE SHARES

7.	Preference Shares shall confer the right to a fixed cumulative preferential dividend at the rate of eight per centum per annum on the capital for the time being paid up on such shares and the right in a winding up to payment of capital (and arrears of dividend whether declared or undeclared up to the commencement of a winding up) in priority to all other shares but shall not confer any further right to participate in assets and profits. Preference shareholders shall have the same rights as ordinary shareholders as regards receiving notices. reports and accounts and attending General Meetings. Preference shareholders shall also have the right to vote, either in person or by proxy or other duly authorised representative, at any General Meeting during any period in which a dividend (or part of a dividend) in respect of the preference share is in arrears, or upon a proposal to reduce the share capital of the Company, or upon a proposal that affects rights attached to the preference share, or upon a proposal to wind up the Company, or upon a proposal for the disposal of the whole of the property business and undertaking of the Company or during the winding up of the Company. Preference shares shall not confer any right to appoint or remove Directors.

8.	Subject to the Law any preference shares may with the sanction of an ordinary resolution passed at a General Meeting be issued on the terms that they are or at the option of the Company are liable to be redeemed out of profits or out of the proceeds of a fresh issue of shares and the Board may subject to the Law and these Articles exercise such power upon such terms and in such manner as the Board thinks fit. Subject to the Law the Company shall be entitled on or at any time after the expiration of two years from the issue thereof to redeem the whole or any part of the redeemable preference shares for the time being issued and outstanding at par together with a sum equal to the fixed dividend thereon down to the due date for redemption thereon upon giving to the holders of the shares to be redeemed not less than three months’ previous notice in writing of the Company’s intention to redeem the same. In the event of the Company deciding to redeem part only of such shares the particular shares to be redeemed shall be determined by drawing of lots which the Board shall cause to be made by one of the Company's officers in such manner and at such time or times as the Board shall determine.

VARIATION OF RIGHTS

9.	If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the Company is being wound up be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate General Meeting of the holders of the shares of the class. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply but so that the necessary quorum shall be two shareholders and that any holder of shares of the class present in person or by proxy or by other duly authorised representative may demand a poll.

10.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall unless otherwise expressly provided by the terms of issue of the shares of that class be deemed to be varied by the creation or issue of further shares ranking equally therewith.

SHARE COMMISSIONS

11.	The Company may exercise the powers of paying commission conferred by the Law provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Law and the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are Issued or an amount equal to ten per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

SHARE DISCOUNTS

12.	Subject to the Law the Company may issue at a discount shares included in a class of shares already issued.

FINANCIAL ASSISTANCE & SHARE BUY BACK_AUTHORISATION

13.	Save as allowed by the Law the Company shall not give any financial assistance for the purpose of or in connection with dealings in shares or units of shares in the Company, however the Company may buy ordinary shares in itself.

ADVANCES ON SHARE CAPITAL

14.	The Board may if it thinks fit receive from any Member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him and upon all or any part of the money so advanced may (until the same would but for the advance become payable) pay interest at such rate not exceeding (unless the Company in General Meeting shall otherwise direct) fifteen per cent per annum as may be agreed upon between the Board and the Member paying the sum in advance.

INTEREST ON SHARE CAPITAL

15.	Subject to the Law the Company may pay interest on the share capital raised for works buildings or plant.

UNCALLED SHARE CAPITAL

16.	The Company may by special resolution passed in General Meeting determine that any portion of its share capital that has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up provided that no such resolution shall prejudice any rights acquired by a person before the passing of the resolution.

TRUSTS NOT RECOGNISED

17.	Except as required by law no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having actual notice thereof) any equitable contingent future or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

18.	Every person whose name is entered as a Member in the Register shall be entitled without payment to receive a certificate under the common seal of the Company in accordance with the Law but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is lost or destroyed then subject to the Law the Company shall Issue a duplicate certificate in lieu thereof. If a share certificate is worn out or defaced the Company shall on written application of the Member and on receipt of $2.00 issue a duplicate certificate in lieu thereof. The Directors shall cancel any original share certificate in respect of which a duplicate has been issued under this Article.

ALTERATION OF CAPITAL

19.	The Company may from time to time by ordinary resolution passed at a General Meeting:

19.1	Increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

19.2	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

19.3	Subdivide shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company so however that in the sub-division the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and/or

19.4	Cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

20.	Subject to the Law the Company may by special resolution passed at a General Meeting reduce its share capital any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required by law.

CONVERSION OF SHARES INTO STOCK

21.	The Company may by ordinary resolution passed at a General Meeting Convert any paid up shares into stock and reconvert any stock into paid up shares of any nominal value.

22.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but the Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal value of the shares from which the stock arose.

23.	The holders of stock shall according to the amounts of the stock held by them have the same rights privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

24.	Such of the Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” therein shall Include “stock” and “stockholder”.

CALLS ON SHARES

25.	The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

26.	The Board may from time to time make calls upon the Members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

27.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

28.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

29.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen per cent per annum as the Board may determine provided that the Board shall be at liberty to waive payment of that interest wholly or in part.

LIEN

30.	The Company shall have a first and paramount lien on every share for all money (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends payable in respect of the share.

31.	Whenever any law for the time being of any country state or place imposes or purports to impose an immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any share registered in any of the Company's Registers as held either jointly or solely by a Member or in respect of any dividends bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any share registered as aforesaid or for or on account of or in respect of a Member and whether in consequence of:

31.1	The death of such Member; or

31.2	The non-payment of any income tax or other tax by such Member; or

31.3	The non-payment of any estate probate succession death stamp or other duty by the executor or administrator of such Member or by or out of or in respect of his estate; or

31.4	Any other act matter or thing whether or a like nature to the foregoing or any of them or not;

the Company shall in every case:

31.5	Be fully indemnified by such Member or his representatives from all liability as aforesaid; and

31.6	Have a lien upon all dividends bonuses and other monies payable or which otherwise become payable in respect of the shares registered in any of the Company’s Registers as held either jointly or solely by such Member for all monies paid or payable by the Company in respect of the same share or shares or in respect of any dividend bonus or other money aforesaid thereon or for or on account of or in respect of such Member under or in consequence of any such law together with interest at the rate of fifteen per centum per annum thereon from the date of payment by the Company to the date of reimbursement to the Company and the Company may deduct or set off against any such dividend bonus or other money payable as aforesaid any money paid or payable by the Company as aforesaid together with such interest as aforesaid; and

31.7	Be at liberty to recover as a debt due from the Member or his representatives wheresoever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividend bonus or other money then due and/or payable by the Company to such Member; and

31.8	Refuse and decline to register a transfer of any shares by such Member or his representatives until such money and interest aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividend bonus or other money as aforesaid then due or payable by the Company to such Member or his representatives until such excess is paid to the Company;

and provided always nothing herein contained shall prejudice or affect any right or remedy which any such law may confer or purport to confer on the Company and as between the Company and every such Member as aforesaid his representatives and estate wheresoever constituted and any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

FORFEITURE OF SHARES

32.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof the Board may at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on that Member requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

33.	The notice shall specify a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time appointed the share in respect of which the call was made will be liable to be forfeited.

34.	If the requirements of any such notice as aforesaid are not complied with any share in respect of which the notice has been given may. at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

35.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board thinks fit.

36.	A person whose share has been forfeited shall cease to be a Member in respect of the forfeited share but shall notwithstanding remain liable to pay to the Company all money which at the date of forfeiture was payable by him to the Company in respect of the share (together with interest at the rate of fifteen per centum per annum from the date of forfeiture on the money for the time being unpaid if the Board thinks fit to enforce payment of such interest) but his liability shall cease if and when the Company receives payment in full of all such money in respect of the share.

37.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

38.	The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition thereof and the Board may authorise a person to execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposition of the share. The proceeds of any sale or disposition of a forfeited share shall be applied firstly in satisfaction of all expenses of and incidental to the sale or disposition and secondly in satisfaction of all money at that time payable in respect of the share and the residue (if any) shall be paid to the person forfeiting the share.

39.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

40.	Subject to these Articles and the Law a Member may transfer all or any of his shares by instrument in writing. The instrument of transfer of any share shall be in writing in the usual common form or in such other form as the Board may from time to time prescribe or in particular cases accept and shall be signed by both the transferor and the transferee and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case in which it is lawful and in which the Board thinks fit. No fee shall be charged by the Company in respect of any transfer of shares.

41.	Every instrument of transfer shall be left at the registered office of the Company (or in the case of shares on a branch register at the registered office of the Company or the Branch Office) for registration accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may require to prove the title of the transferor or his right to transfer the shares. The Board may waive the production of any share certificate upon evidence satisfactory to the Board of its loss or destruction.

42.	No transfer shall be made to a lunatic so found or to a person of unsound mind but the Company shall not be bound to enquire as to the soundness of mind of any transferee.

43.	Every instrument of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned on demand to the person depositing it.

44.	Upon registration of the transfer of any shares or of any person as a Member in respect of any shares which may have been transmitted to such person by operation of law or otherwise the certificate specifying the shares in respect of which such registration is effected shall be cancelled and a new certificate in similar form specifying the shares transferred or transmitted shall be delivered to the transferee or transmittee and if the registration of any transfer is required in respect of some only of the shares specified in the certificate delivered up to the Company a new certificate specifying the shares remaining untransferred shall be delivered to the transferor.

45.	The executor or administrator of a deceased Member (not being one of several joint holders) shall be the only person recognised by the Company as having any title to share registered in the name of such deceased Member.

46.	The Committee or statutory representative of a lunatic Member or a Member of unsound mind and any person becoming entitled to shares in consequence of the death insolvency bankruptcy liquidation by arrangement or composition with creditors or assignment for the benefit of the creditors of any Member or otherwise than by transfer upon producing the certificate for shares and such other evidence that he sustains the character in respect of which he proposes to act under this Article or of his title as may be sufficient under the Law or as the Board thinks sufficient may be registered as a Member in respect of such shares or may (subject to the regulations as to transfers herein contained) transfer such shares.

RESTRICTION ON TRANSFER OF SHARES

47.	The Board may refuse or decline to register any transfer of shares to a person of whom the Board does not approve and may also refuse or decline to register a transfer of shares on which the Company has a lien. Notice of the refusal to register shall be given to the transferee within two months after the date on which the Instrument of transfer was lodged with the Company.

48.	Except where the proposed transferee is or will upon the transfer be the holding company of this Company if at any time the transfer of a share would reduce the number of Members (counting Joint holders of a share as one person) below two the Member desiring to transfer shall retain at least one share.

49.	Except as provided in the Law shares shall not be allotted or transferred to a company that is a subsidiary of this Company.

50.	Subject to the provisions of the Law the transfer books and the Register may be closed during such time (not exceeding in the aggregate thirty days in each year) as the Board thinks fit.

51.	Except where the transfer is made pursuant to Article 55 the person proposing to transfer any share (“the proposing transferor”) shall give notice in writing (“the transfer notice”) to the Company that he desires to transfer the same. The transfer notice shall identify the share which it is proposed to transfer and specify the sum the proposing transferor fixes as the fair value thereof and shall constitute the Company his agent for the sale of the share at the price so fixed or at the option of the Member or person willing to purchase at the fair value to be fixed by the Auditor or an Accountant in accordance with Article 53. A transfer notice may include several shares and in such case shall operate as if it were a separate notice in respect of each share. A transfer notice shall not be revocable except with the sanction of the Board. Subject to any direction to the contrary that may be given by the Company in General Meeting the share or shares referred to in the said transfer notice shall be offered by the Company as agent for the proposing transferor to the Members (other than the proposing transferor) in proportion as nearly as the circumstances allow to the sum of the nominal value of the shares already held by them respectively. The offer shall limit a time within which the offer if not accepted will be deemed declined and may state that a Member who desires a transfer of shares in excess of his proportion should in his acceptance state how many excess shares he desires to have and if all the Members to whom the offer is made do not accept their full proportions then the unclaimed shares shall be applied firstly to satisfying the claims in excess and secondly to any person selected by the Board as one whom it is desirable in the interests of the Company to admit to membership willing to purchase the share or shares. If any shares are not capable without fractions of being offered to the Members to whom the offer is made in proportion to their existing holdings then the shares shall be offered to the Members aforesaid in such proportion and manner as may be determined by lots drawn by or under the direction of the Board.

52.	If the Company shall within a period of three months from the date of receipt by the Company of the transfer notice find a person willing to purchase and give notice thereof to the proposing transferor then the proposing transferor shall be bound upon payment of the fair value fixed in accordance with Article 51 or 53 to transfer the share to the person willing to purchase the same.

53.	In case any difference arises between the proposing transferor and the person willing to purchase as to the fair value of a share then the Auditor (or falling him the Accountant of the Company or falling him a duly qualified Accountant nominated by the President for the time being of the South Australian branch or division of the Institute of Chartered Accountants of Australia) shall on the application of either party certify in writing the sum which in his opinion is the fair value and such sum shall be deemed to be the fair value and in so certifying the Auditor or Accountant (as the case may be) shall be deemed to be acting as an expert and not as an arbitrator and accordingly the Arbitration Act shall not apply.

54.	If in any case the proposing transferor after having become bound as aforesaid makes default in transferring the share the proposing transferor shall be deemed to have appointed any Director or Secretary as his agent to execute an Instrument of transfer and the Company may receive the purchase money and shall thereupon cause the name of the, purchaser to be entered in the Register as the holder of the share and shall hold the purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchaser and after his name has been entered in the Register in purported exercise of the aforesaid power the validity of the transaction shall not be questioned by any person.

55.	If the Company shall not within a period of three months after being served with the transfer notice find a person willing to purchase and give notice in manner aforesaid the proposing transferor shall at any time within a further three months afterwards be at liberty to sell and transfer the share (or where there are more shares than one those not placed) to any person and at any price subject always to Article 47.

GENERAL MEETINGS

56.	An Annual General Meeting of the Company shall be held in accordance with the provisions of the Law.

57.	Any Director may whenever he thinks fit convene a General Meeting and General Meetings shall be convened on such requisition of Members as provided by the Law.

NOTICE OF MEETINGS

58.	Subject to the provisions of the Law relating to special resolutions and agreements for shorter notice fourteen days’ notice at the least (exclusive of the day on which the Notice is served or deemed to be served but inclusive of the day for which notice is given) specifying the place the day and the hour of meeting and in case of special business the general nature of the business to be transacted at the meeting shall be given to such persons as are entitled to receive such notices from the

Company. All business shall be special that is transacted at a General Meeting with the exception of declaring a dividend the consideration of the accounts balance sheets and the reports of the Directors and Auditors and the election of Directors in the place of those retiring and the appointment of the Auditors. A notice of meeting shall set out in full a motion intended to be proposed as a special resolution and shall specify that it is intended to propose such motion as a special resolution.

PROCEEDINGS AT GENERAL MEETINGS

59.	No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided two Members entitled to vote at such General Meeting shall be a quorum. For the purposes of this Article “Member” includes a person attending as a proxy or attorney or as representing a corporation which is a Member.

60.	If within half an hour from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of Members shall be dissolved in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Board may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present (being not less than two) shall be a quorum.

61.	The Chairman of the Board shall preside as Chairman at every General Meeting of the Company or if there is no such Chairman or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act the Directors present shall elect one of their number to be Chairman of the meeting and in default of their so doing the Members present and entitled to vote at such General Meeting shall elect one of the Directors present to be Chairman or if no Director is present and willing to act shall elect one of their number to be Chairman of the meeting.

62.	The Chairman may with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.	At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

63.1	By the Chairman; or

63.2	By at least two Members present in person or by proxy or attorney or other duly authorised representative; or

63.3	By any Member or Members present in person or by proxy or attorney or other duly authorised representative and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

63.4	By a Member or Members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs and the result of the poll shall be the resolution of the meeting at which the poll was demanded but a poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

64.	In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

65.	Subject to any rights or restrictions for the time being attached to any class or classes of shares at meetings of Members or classes of Members each Member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a Member or a representative of a Member shall have one vote and on a poll every Member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds.

66.	In the case of joint holders of a share the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

67.	No Member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

68.	A person entitled under these Articles to a transfer of a share which confers a right to vote may vote at a General Meeting in respect thereof as if he were the holder of such share provided that at least before the time of holding the meeting at which he proposes to vote he shall have satisfied the Board of his right to a transfer of such share.

69.	A Member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental health may vote whether on a show of hands or on a poll by his committee or by the Public Trustee or by such other person as properly has the management of his estate and any such committee Trustee or other person may vote by proxy or attorney.

70.	The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the principal or of his attorney duly authorised in writing or if the principal is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a Member of the Company. A proxy is not entitled to vote except on a poll and the instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll,

71.	Where it is desired to afford Members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

[Name of Company]

I/We                              of                                   being a Member/Members of the above named Company hereby appoint                           of                                                       or failing him                                                        of                                                     as my/our proxy to vote for me/us on my/our behalf at the General Meeting of the Company to be held on the                   day of                      19      and at any adjournment thereof.

Signed this                               day of                              19    .

The form to be used * in favour of/against the resolution.

* strike out whichever is not desired. (Unless otherwise instructed the proxy may vote as he thinks fit).

72.	The instrument appointing a proxy and the power of attorney or other authority if any under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place within the State as is specified for that purpose in the notice convening the meeting not less than forty eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than twenty four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

73.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed or the transfer of the share in respect of which the instrument is given if no intimation in writing of such death unsoundness of mind revocation or transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

74.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

75.	Notwithstanding any other Article herein if the Company shall be an exempt proprietary Company and all the Members of the Company sign a document containing a statement that they are in favour of a prescribed resolution in terms set out in the document a resolution in those terms shall subject to the Law be deemed to have been passed at a General Meeting of the Company duly convened and held on the day and at the time at which the document was last signed by a Member.

DIRECTORS

76.	The number of Directors shall be not less than two natural persons one of whom ordinarily resides in Australia. The Company may from time to time by ordinary resolution passed at a General Meeting increase the number of Directors and may decrease the number of Directors to not less than two.

77.	The holders for the time being of the majority of votes attaching to the issued shares shall be entitled to appoint at any time and from time to time Directors and remove them from office. Such appointments and removals of Directors shall be made in writing by the holders for the time being of at least the required percentage of votes attaching to the issued shares and left at or sent to the registered office of the Company whereupon such appointments or removals shall take effect.

78.	A Director need not be a Member of the Company.

CASUAL VACANCIES

79.	The Board shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles.

ALTERNATE DIRECTORS

80.	Each Director may from time to time by writing under his hand appoint any person approved by a majority of the Board to act as an Alternate Director in his place whether for a stated period or periods or until the happening of a specified event or from time to time whenever by absence or illness or otherwise he shall be unable to attend to his duties as a Director and the following provisions shall apply to any such Alternate Director:

80.1	He may be removed or suspended from office by written notice letter telegram cablegram radiogram or other form of visible communication from the Director by whom he was appointed to the Company;

80.2	He shall be entitled to receive notice of meetings of the Board and to attend speak and vote thereat if the Director by whom he was appointed be not present;

80.3	He shall be entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director insofar as the Director by whom he was appointed had not exercised or performed them;

80.4	He shall not be required to hold any share qualification in or be entitled to receive any remuneration as a Director from the Company;

80.5	He shall ipso facto vacate office if the Director by whom he was appointed vacates office or dies;

80.6	He shall not be taken into account in determining the number of Directors; and

80.7	He shall whilst acting as a Director be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director by whom he was appointed.

ASSOCIATE DIRECTORS

81.	The Board way from time to time appoint any person to be an Associate Director and may from time to time cancel any such appointment. The board may fix determine and vary the powers duties and remuneration of any person so appointed but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of the Board except by the invitation and with the consent of the the Board.

REMOVAL OF DIRECTORS

82.	A Director shall ipso facto vacate office if the Director:

82.1	Ceases to be a Director by virtue of the Law or these Articles;

82.2	Becomes bankrupt or makes any arrangement or composition with his creditors generally;

82.3	Becomes prohibited from being a Director by reason of any order made under the Law;

82.4	Becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under any law relating to mental health age or infirmity;

82.5	Resigns his office by notice in writing to the Company; or

82.6	Is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature and extent of his interest in manner required by the Law.

DEALINGS BY DIRECTORS

83.	No Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor purchaser or otherwise nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. Subject to the provisions of the Law no Director shall be disqualified from voting in respect of any contract arrangement or transaction in which he may be interested either directly or indirectly otherwise than as a shareholder of the company and a Director interested as aforesaid is to be counted in a quorum notwithstanding his interest and a Director Interested as aforesaid may (if authorised in that behalf in accordance with these Articles) affix the seal of the Company to and/or sign or countersign any document or instrument giving effect to or evidencing or in any way relating to any such contract transaction or arrangement as aforesaid notwithstanding his interest. In particular the Directors or any of them may lend money to the Company at interest with or without security or may for a commission or profit guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any Company in which the Company may be interested without being disqualified in respect of their or his office and without being liable to account to the Company for any such commission or profit. Subject to and in compliance with the Law the Company may make a loan to a Director.

84.	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director and on such terms as to remuneration or otherwise as the Board shall approve. A Director may be or become a director of or hold any other office or place of profit under any company promoted by the Company or in which it may be interested whether as a vendor or shareholder or otherwise and no such director shall be accountable for any benefits received as a director or member of or holder of any other office or place of profit under such company. The Board may exercise the voting powers conferred by the shares in any company held or owned by the Company in such manner in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

REMUNERATION & EXPENSES

85.	Subject to any agreement with a Managing Director the remuneration of the Directors shall from time to time be determined by the Board. That remuneration shall be deemed to accrue from day to day and shall be divided amongst the Directors in such proportions and manner as the Board may determine and in default of determination shall be divided equally. Fees payable to non-executive Directors shall be by a fixed sum and not by a commission or on a percentage of profits or turnover. Salaries payable to executive Directors shall not include a commission or a percentage of turnover.

86.	Every Director shall be entitled to be paid out of the funds of the Company all reasonable travelling hotel and other expenses incurred in attending meetings of the Company or of the Board or any committee of Directors or while engaged on the business of the Company and if any of the Directors shall be called upon to perform extra services or exercise any special professional acquirements for any purpose of the Company or to make special exertions in going from his usual residence or abroad or otherwise for any purposes of the Company he shall be paid all his travelling outlays and such additional sum by way of remuneration as shall be fixed by the Board.

COMPENSATION

87.	Compensation to a Director or Managing Director or to a former Director or Managing Director for loss of office or retirement shall not be paid except subject to and in compliance with the Law.

POWERS OF DIRECTORS

88.	Subject to the provisions of the Law and these Articles the business of the Company shall be managed by the Board who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not by the Law or by these Articles required to be exercised by the Company in General Meeting.

89.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking property and uncalled capital or any part thereof and to issue debentures and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

90.	All cheques promissory notes bankers drafts bills of exchange and other negotiable instruments shall be signed drawn accepted endorsed or otherwise executed as the case may be by any one Director or in such other manner as the Board may from time to time determine.

91.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a General Meeting of the Company but for no other purpose.

LOCAL BOARDS

92.	The Board may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether in or out of the State of South Australia in such manner as the Board thinks fit and in particular the Board may from time to time establish any local Boards or agencies for managing any of the affairs of the Company in any specified locality and may for that purpose appoint any persons to be members of such local Board or agents and may fix their remuneration. The Board may from time to time delegate to any local Board any of the powers authorities and discretions vested in the Board (not exceeding those vested in or exercisable by the Board under these Articles) save the power for the making of calls and may authorise the members for the time being of any such local Board or any of them to fill up any vacancies. The apppointment of persons and the delegation to local Boards shall be on such terms and subject to such conditions as the

Board thinks fit and the Board may from time to time remove any person so appointed and may terminate or vary any such delegation. A local Board may be authorised by the Board to sub-delegate all or any of the powers authorities and discretions for the time being vested in them.

ATTORNEYS

93.	The Board may from time to time by power of attorney appoint any corporation or person or body of persons whether nominated directly or indirectly by the Board to be the attorney or attorneys of the Company for such purpose and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to delegate all or any of the powers authorities and discretions vested in him.

PROCEEDINGS OF DIRECTORS

94.	A Director may at any time and the Secretary shall on the requisition of a Director summon a meeting of the Board.

95.	The Board may meet together for the despatch of business adjourn and otherwise regulate its meetings as the Board thinks fit. Without limiting the discretion of the Board to regulate its meetings the Board may if it thinks fit confer by radio telephone closed circuit television or other electronic means of audio or audio-visual communication and a resolution passed by such a conference shall notwithstanding the Directors are not present together in one place at the time of the conference be deemed to have been passed at a meeting of the Board held on the day on which and at the time at which the conference was held. The provisions of these Articles relating to proceedings of the Board apply so far as they are capable of application and mutatis mutandis to such conferences.

96.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be two. A Director interested is to be counted in a quorum notwithstanding his interest.

97.	The Directors shall elect a Chairman of their meetings and determine the period for which he is to hold office but if no such Chairman is elected or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting the Directors present shall elect one of their number to be Chairman of the meeting.

98.	Questions arising at any meeting of Board shall be decided by a majority of votes of Directors present and voting and a determination by a majority of Directors shall for all purposes be deemed a determination of the Board. A Director may vote in respect of any matter or thing before the Board in which he has or may have an interest. In the case of an equality of votes the Chairman of the meeting shall have a casting vote.

99.	The Board may delegate any of its powers to committees consisting of such Director or Directors as the Board thinks fit and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on the committee by the Board and powers so exercised shall be deemed to have been exercised by the Board.

100.	A committee of Directors shall elect a Chairman of its meetings but if no such Chairman is elected or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting the members present shall elect one of their number to be Chairman of the meeting.

101.	A committee of Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and voting and in the case of an equality of votes the Chairman shall have a casting vote.

102.	All acts done by any meeting of the Board or of a committee of Directors or by any person acting as a Director shall notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a Director or to be a member of the committee.

103.	A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held on the day and at the time at which the document was last signed by a Director. Any such resolution may consist of several documents in like form each signed by one or more Directors.

104.	The Board shall cause minutes to be made:

104.1	Of all appointments of officers;

104.2	Of names of Directors present at all meetings of the Company or of the Board Or of committees of Directors; and

104.3	Of all proceedings at all meetings of the Company or of the Board or of committees of Directors.

Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

MANAGING DIRECTOR

105.	The Board may from time to time by writing appoint one or more Directors to the office of Managing Director for such period and on such terms as the Board thinks fit and subject to the terms of any agreement entered into in any particular case may revoke or vary any such appointment. A Managing Director shall not be appointed for life and shall be subject to the control of the Board.

106.	A Managing Director shall subject to the terms of any agreement entered into in any particular case receive such remuneration (whether by way of salary commission or participation in profits or partly in one way and partly in another) as the Board may determine.

107.	The Board may entrust to and confer upon a Managing Director any of the powers exercisable by the Board upon such terms and conditions and with such restrictions as the Board may think fit and either collaterally with or the exclusion of the Board’s own powers and may from time to time revoke withdraw alter or vary all or any of those powers.

SECRETARY

108.	The Secretary shall in accordance with the Law be appointed by the Board for such term at such remuneration and upon such conditions as the Board may from time to time think fit and any Secretary so appointed may be removed by the Board.

SEALS

109.	The Company shall have a common seal. The Company may have a duplicate common seal which shall be a facsimile of the common seal of the Company with the addition on its face of the words “Share Seal” or “Certificate Seal” and a certificate referred to or relating to shares or debentures or other securities of the Company duly affixed with such a duplicate seal shall for all purposes be deemed to be sealed with the common seal of the Company. The common seal and any share seal or certificate seal shall only be used by the authority of the Board or of a committee of Directors authorised by the Board in that behalf and every instrument to which such seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.

110.	The Company may have for use in any place outside the State of South Australia an official seal which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every place where it is to be used. An official seal shall only be used by the authority of the Board or of a committee of Directors authorised by the Board in that behalf and every instrument to which such official seal is affixed shall be signed and countersigned by such persons or classes of persons as the Board in writing shall appoint. A person affixing an official seal shall in writing under his hand certify on the instrument to which it is affixed the date on which and place of which it is affixed. An instrument duly affixed with an official seal shall for all purposes be deemed to be sealed with the common seal of the Company.

ACCOUNTS

111.	The Board shall cause proper accounting and other records of the Company to be kept and shall distribute copies of accounts as required by the Law. Until otherwise determined by the Company in General Meeting the financial year of the Company shall end on the 30th day of June in each calendar year.

AUDIT

112.	The Company shall observe the provisions of the Law in relation to the appointment of an Auditor or Auditors.

INSPECTION

113.	The Board may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or paper of the Company except as conferred by statute or authorised by the Board or by the Company in General Meeting.

DIVIDENDS

114.	No dividend shall be paid otherwise than out of profits or the share premium account but in ascertaining the profit of the Company it shall not be necessary to take account of or recoup any trading or capital loss Incurred in previous financial years.

115.	The Board may before recommending any dividend set aside out of the profits of the Company such sums as the Board thinks proper as reserves which shall at the discretion of the Board be applicable for any purpose to which the profits of the Company may be properly applied and pending any such application may at the like discretion either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to distribute.

116.	Subject to any preferential special deferred or other rights to dividend upon which any shares may be issued the Company in General Meeting may declare a dividend and fix the time for payment thereof if and only if the Board has recommended a dividend. A dividend shall not exceed the amount (If any) recommended by the Board.

117.	Subject to any preferential special deferred or other rights to dividend upon which any shares may be issued:

117.1	A dividend may be declared and paid on the shares of one or more classes (if any) to the exclusion of the others or other and if at any General Meeting dividends are declared on shares of more than one class the dividend declared on the shares of any such class may be at a higher or lower rate than or at the same rate as the dividend declared on the shares of the other class or classes (if any);

117.2	A dividend on shares within a class shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is declared but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share and all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; and

117.3	No dividend shall bear interest against the Company.

Notice of a dividend declared shall be given to the Members.

118.	A General Meeting declaring a dividend or bonus, may by resolution direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares debentures or debenture stock of the Company or any other company or in any one or more of such ways and the Board shall give effect to such resolution and where any difficulty arises in regard to such distribution the Board may settle the same as the Board thinks expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board.

119.	The Board may deduct from a dividend or bonus payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

120.	Any dividend interest or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the address of the holder appearing in the Register or in the case of joint holders to the address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends bonuses or other money payable in respect of the shares held by them as joint holders.

CAPITALISATION OF PROFITS

121.	The Company in General Meeting may upon the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and accordingly that such sum be set free for distribution amongst the Members who would have been entitled, thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid or partly in the one way and partly in the other and the Board shall give effect to such resolution. A share premium account and a capital redemption reserve fund may for the purposes of this Article be applied only in the paying up of unissued shares to be issued to Members of the Company as fully paid bonus shares.

122.	Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

NOTICES

123.	A notice may be given by the Company to a Member either personally or by sending it by post to him at his address appearing in the Register or (if he has no registered address within the State) to the address if any within the State supplied by him to the Company for the giving of notices to him. Where a notice is sent by post service of the notice shall be deemed to be effected by properly addressing prepaying and posting a letter containing the notice and to have been effected in the case of a notice of a meeting on the day after the day of its posting and in any other case at the time at which the letter would be delivered in the ordinary course of post.

124.	A notice may be given by the Company to the Joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share and notice to one of joint holders shall be sufficient notice to all of them.

125.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member either personally or by sending it by post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or assignee of the bankrupt or by any like description at the address if any within the State supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

126.	Notice of every General Meeting shall be given in any manner hereinbefore authorised to:

126.1	Every Member except those Members who (having no registered address within the State) have not supplied to the Company an address within the State for the giving of notices to them;

126.2	Every person entitled to a share in consequence of the death or bankruptcy of a Member who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

126.3	The Auditor if any for the time being of the Company.

No other person shall be untitled to receive notices of General Meetings.

WINDING UP

127.	If the Company is to be or is being wound up the Liquidator may with the sanction of a special resolution of the Company divide amongst the

Members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the Members or different classes of Members. The Liquidator may with the like sanction vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the Members as the Liquidator thinks fit but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

128.	Every Director Managing Director Agent Auditor Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to him by the Court in respect of any negligence default breach of duty or breach of trust.

INFANT SHARES

129.	An application for the allotment of shares or the acceptance of a transfer of shares to an infant may be signed by any parent or legally constituted or appointed guardian of the infant acting or purporting or claiming to act on behalf of the infant and any such signature shall be valid and sufficient as far as the Company is concerned. Where any shares stand in the name of an Infant any acts done in relation to such shares by any parent or legally constituted or appointed guardian of such infant acting or purporting or claiming to act for or on behalf of the infant shall be valid and sufficient so far as the Company is concerned and the Company shall not be bound or concerned or entitled to enquire as to the authority of the parent or guardian to act on behalf of the infant or as to the validity or propriety of the proposed transaction. In particular but without in any way limiting the generality of the foregoing the parent or guardian of an infant Member may:

129.1	Claim and receive from the Company any dividend bonus return of capital or other moneys payable in respect of the shares standing in the name of the infant and give valid and binding receipts and discharges therefor;

129.2	Sign and execute transfer notices and instruments of transfer in respect of any shares standing in the name of the Infant;

129.3	Consent to any variation of the rights attached to the shares or any of them standing in the name of the infant; and

129.4	Attend meetings of the Company or of any class of shareholders in the place of the infant and vote thereat in respect of the shares standing in the name of the infant in the same manner as the infant himself could do if of full age.

This Article shall not apply in any case where a parent or guardian of an infant or proposed Member has served upon the Company written notice that such parent or guardian objects to the application of this Article unless the person giving such notice:

129.5	Withdraws the notice; or

129.6	Dies; or

129.7	Being a guardian of the infant ceases to act as such guardian.

I Nigal Chalk of 919-929 [Illegible] being the Chairman of the Extraordinary General Meeting of Longyear (Australia) Pty Ltd held on 28th day of December 1994 hereby certify that this and the preceding 27 pages constitute a true copy of the Articles of Association of the said Company adopted by Special Resolution passed at the said meeting.

Chairman

Boart Longyear Australia Pty Limited (ACN 000 401 025) (the
Company)

Resolution of the Members

In accordance with section 249B of the Corporations Act 2001 the Members (as defined below) as the only members of the Company record that the following resolutions were passed as an ordinary resolution.

1.	Definitions

The following definition applies in these resolutions.

Members means each of Boart Longyear Australia Holdings Ply Limited (ACN 123 644 735) and Boart Longyear Canada.

2.	Amendment to Articles of Association

The Members wish to amend the articles of association of the Company so that when the Company is a wholly-owned subsidiary of a body corporate, the directors of the Company are authorised to act in the best interests of that body corporate.

Resolved:

That the Mowing new article 130 and heading be inserted into the articles of association of the Company after article 129.7:

“Wholly-owned Subsidiary

130. At any time when the Company is a wholly-owned subsidiary of a body corporate (the Holding Company), each Director is authorised to act in the best interests of the Holding Company.”

[signature page follows]

Boart Longyear Australia Pty Limited (ACN 000 401 025) (the Company)

Executed in accordance with section 127 of
the Corporations Act 2001 by
Boart Longyear Australia Holdings Pty
Limited:

/s/ Kent Hoots	/s/ Paul Blewett
Director Signature	Secretary Signature
Kent Hoots	Paul Blewett

Date signed: 28 December 2008

Executed by

Boart Longyear Canada:

/s/ Fabrizio Rasetti	/s/ Frank Jamieson Clement
Management Board Member Signature	Management Board Member Signature

Fabrizio Rasetti	Frank Jamieson Clement
Print Name	Print Name

Date signed: 30 December 2008